EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-2 of PDG Environmental, Inc. of our report dated April 15, 2005 with respect to the consolidated financial statements of PDG Environmental, Inc. included in its Annual Report on Form 10-K for the two years ended January 31, 2005. We also consent to the reference to our Firm in the Experts section of this registration statement.

/s/ Parente Randolph, LLC

Pittsburgh, Pennsylvania
November 16, 2005